INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
investor.relations@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com

Texas Capital Bancshares, Inc. Shares Strategic Business Update
Three years into its enterprise-wide transformation, firm reports significant progress towards financial and strategic targets
DALLAS - September 6 - Texas Capital Bancshares, Inc., the parent company of Texas Capital, led by President & CEO, Rob C. Holmes, today announced a series of actions that materially progresses the firm towards realization of the performance targets outlined in its strategic plan, communicated on September 1, 2021.
“Three years after announcing our strategic plan, we are pleased with the tremendous progress made building a balance sheet and a business model worthy of serving the best clients in our markets,” said Rob C. Holmes. “Actions announced today represent another deliberate step in translating observed strategic success into targeted financial performance associated with long-term value creation. We remain focused on delivering exceptional results for clients and shareholders by leveraging our differentiated platform.”
Strategic Acquisition in Focus Area
Following the multi-year coverage and capability build in its corporate banking healthcare vertical, Texas Capital has entered into an agreement to acquire a portfolio of approximately $400 million in committed exposure to companies in the healthcare sector. Many of the companies in the portfolio are supported by sector-focused sponsors with notable track records of value creation and with whom Texas Capital has significant institutional knowledge. The firm expects these clients to benefit from an extensive solutions-focused platform, with revenue cycle management, healthcare asset-based lending and other sector-specific products integrated with differentiated cash management, commercial banking and investment banking capabilities. The transaction is expected to close this month, subject to customary closing conditions.
Balance Sheet Repositioning
In addition to deliberate investments to expand the portfolio and enhance client-facing services, in August of 2024 the firm continued its multi-year process of effectively rationalizing its legacy balance sheet, selling approximately $1.24 billion of available-for-sale securities with an average book yield of 1.23%, purchased prior to 2021. Cash proceeds from the sale were used to purchase $1.06 billion of securities at a yield of 5.26%, which is expected to contribute an incremental $35 to $40 million in net interest income on an annualized basis based on the federal funds futures curve. The $139 million after tax loss generated by the repositioning, which had no impact on GAAP equity or on Texas Capital's industry leading tangible common equity to tangible assets ratio, is expected to result in a net loss for the third quarter of 2024 before notably improving forward profitability metrics in the fourth quarter of 2024 and subsequent reporting periods.

Structural Operating Model Enhancements
The firm continues to leverage proven capabilities to deliver tech-enabled process improvements that enhance client journeys, reduce risk and deliver structural efficiencies. Action taken in the quarter is expected to reduce anticipated 2025 non-interest expense by approximately $30 million, keeping total non-interest expense nearly flat from adjusted full year 2024. This reduction in non-interest expense is the direct result of material investments made over the previous three years that continue to realign the expense base to support near-term financial performance while also enabling sustained investment to drive long-term strategic objectives.
Expanded Products and Capabilities to Further Serve Clients
Texas Capital Securities Energy Equity Research – To expand Texas Capital Securities’ ability to serve its Corporate & Investment Banking clients in the energy industry and adjacent sectors, Texas Capital today announced the hiring of a research and equity specialty sales team led by Derrick Whitfield and Thomas McGarrity. Energy Equity Research is intended to enhance the firm’s transaction capabilities, investment insights and dedicated coverage of the energy sector, while also providing a platform to further expand its Institutional Services businesses. Texas Capital Securities Energy Equity Research is expected to publish initiation reports on an initial coverage universe no later than early 2025.
Texas Capital Direct Lending – In August 2024, Texas Capital announced the launch of its Direct Lending platform led by Tim Laczkowski. Texas Capital Direct Lending (TCDL) is focused on providing non-bank term loans to middle market companies, enabling Texas Capital clients and prospects to access a wider array of capital alternatives while enjoying the benefits of Texas Capital’s full suite of commercial and investment banking products. The launch of TCDL further extends Texas Capital’s ability to provide comprehensive solutions and solidifies the firm’s position as the “first call” for middle market companies headquartered in Texas and beyond.
Texas Capital Public Finance – In May 2024, Texas Capital announced the formation of Texas Capital Securities’ Public Finance team to provide municipal underwriting services to governments, nonprofits and institutions in the state of Texas and across the country. Led by industry veteran Steven Genyk, the team now includes dedicated bankers located in Dallas, Houston and Austin aligned against the significant opportunity to serve these important constituents.
Texas Capital SBA Lending – The firm remains committed to serving businesses through the entirety of their lifecycles, with expansion of tailored services for Business Banking clients designed to accelerate client acquisition moving into next year. Leveraging improved coverage and delivery, Texas Capital expects to be a top five SBA lender each year to Texas-based businesses by 2025.
The Texas Capital Transformation
Over the past three years, Texas Capital has undergone an enterprise-wide transformation to become the premier full-service financial services firm, headquartered in Texas, equipped to provide clients with a wide range of differentiated and relevant products and services. Several notable achievements include:
•Delivered Peer-Leading Balance Sheet Strength – Dedicated to the principle of financial resilience through market and rate cycles, the firm’s disciplined balance sheet repositioning throughout the transformation resulted in both a 357 bps increase in total regulatory capital since year-end 2020, and sector-leading capital levels when measured against the largest U.S. banks1.

•Launched Texas Capital Securities – The investment bank, founded in 2021, now complements the firm’s commercial banking competency by delivering a complete set of solutions to clients within Texas Capital’s defined areas of geographic and industry coverage. From its opening in December 2021, the firm has completed over $135 billion in securities trading volume, delivered the largest sole arranged institutional term loans in the country in both 2023 and 20242 and built a broad business capable of delivering advisory, capital markets and other financial solutions. Texas Capital expects to achieve its published target of 10% of total revenue in full-year 2024, a year earlier than the target initially set in 2021.
•Best-in-Class Treasury Solutions Platform – The firm’s significant multi-year investment to make industry-leading cash management capabilities available to clients continues to result in peer-leading growth in primary operating relationships, revenue and client deposits. Through the second quarter of 2024, treasury product fees as a percentage of revenue has more than doubled from full-year 2020, which, when coupled with top quartile growth in client deposits3, signifies material progress leveraging a best-in-class product and service offerings to effectively satisfy clients’ deposit and cash management needs.
1) Tangible Common Equity as a percent of Tangible Assets compared to large U.S. financial services firms, which includes G-SIBs (U.S. globally systematically important banks; includes JPM, BAC, C and WFC) and Category II, III, and IV banks with total assets greater than $200bn as of Q2 2024.
2) U.S. data for 2023 and 2024, excluding refinancings and repricing transactions, according to PitchBook LCD.
3) Total deposits excluding indexed, brokered, and Mortgage Finance non-interest-bearing deposits.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank (“TCB”). Texas Capital is the collective brand name for TCB and its separate, non-bank affiliates and wholly-owned subsidiaries. Texas Capital is a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital has established commercial banking, consumer banking, investment banking and wealth management capabilities. All services are subject to applicable laws, regulations, and service terms. Deposit and lending products and services are offered by TCB. For deposit products, member FDIC. For more information, please visit www.texascapital.com.
Trading in securities and financial instruments, strategic advisory, and other investment banking activities are performed by TCBI Securities, Inc., doing business as Texas Capital Securities. TCBI Securities, Inc. is a member of FINRA and SIPC and has registered with the SEC and other state securities regulators as a broker dealer. TCBI Securities, Inc. is a subsidiary of TCB. All investing involves risks, including the loss of principal. Past performance does not guarantee future results. Securities and other investment products offered by TCBI Securities, Inc. are not FDIC insured, may lose value and are not bank guaranteed.
FORWARD LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, Texas Capital’s financial condition, results of operations, business plans and future performance and the anticipated benefits of Texas Capital’s strategic plan, including as a result of the action described in this press release. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,”

“anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact Texas Capital or its customers; negative credit quality developments arising from the foregoing or other factors; Texas Capital’s ability to effectively manage its liquidity and maintain adequate regulatory capital to support its businesses; Texas Capital’s ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; Texas Capital’s ability to successfully execute its business strategy, including developing and executing new lines of business and new products and services; whether Texas Capital will realize the anticipated benefits from the execution of its business strategies, including the initiatives noted in this press release; the extensive regulations to which Texas Capital is subject and its ability to comply with applicable governmental regulations, including legislative and regulatory changes; Texas Capital’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; elevated or further changes in interest rates, including the impact of interest rates on Texas Capital’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of Texas Capital’s risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting Texas Capital’s loans; the failure to identify, attract and retain key personnel and other employees; increased or expanded competition from banks and other financial service providers in Texas Capital’s markets; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or Texas Capital, in particular; claims, litigation or regulatory investigations and actions that Texas Capital may become subject to; severe weather, natural disasters, climate change, acts of war, terrorism, global conflict (including those already reported by the media, as well as others that may arise), or other external events, as well as related legislative and regulatory initiatives; and the risks and factors more fully described in Texas Capital’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this press release speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

###